EXHIBIT 99









FOR:                                                   CONTACT:
Precision Auto Care, Inc.                              Charles Dunlap  x208
748 Miller Drive, S.E.                                 President & CEO
Leesburg, VA  20175                                    (800) 438-8863


FOR IMMEDIATE RELEASE


                          PRECISION AUTO CARE COMPLETES
               STRATEGIC DEALS & COMPANY REORGANIZATION TO IMPROVE BOTTOM LINE

LEESBURG, VA - MARCH 25, 1999, PRECISION AUTO CARE, INC. (NASDAQ: PACI) today announced that it has successfully completed several asset sales and refinancing transactions as part of its modified loan agreement with its senior lender. At the same time, the Company also announced that it has further streamlined the organization by eliminating three senior management positions as part of the goal of improving operating results, according to Charles Dunlap, President and CEO. "Since the first round of restructuring which began in November, 1998, the Company has generated savings of $3 million in annual payroll and operating expenses," said Dunlap.
        In addition to securing an interim bridge loan of $5 million in January, 1999, three additional transactions totalling $5.15 million have been closed with $4.5 million applied to reducing the Company's debt with its senior lender and $650,000 going towards the Company's payables and operating expenses, Dunlap said. The terms of the Company's loan agreement, as it has been modified recently with its senior lender, also requires the Company to generate approximately $9 million in proceeds from the sale of
                                    - more -

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PRECISION ANNOUNCES DEALS & REORGANIZATION/Page Two

assets or real estate financing transactions no later than April 25, 1999. As such, the Company is pursuing two remaining transactions in order to satisfy this condition and expects these transactions will generate $9 million in cash proceeds.
        Also, in the continuing effort to achieve profitability, the Company eliminated the positions of Senior Vice President of Legal, International, and the Executive Vice President of North American Operations. Under this new organization, Marketing, Franchise Sales, Legal, Operations and International will report directly to Dunlap.
        "The closing of these transactions significantly improves our position with our senior lender and increases our cash flow," Dunlap explained. "The organizational restructuring will significantly reduce costs and provide for a more responsive management structure. Our plan to restructure our debt and improve cash flow is progressing."
        PRECISION AUTO CARE, INC. is the world's largest franchisor of auto care centers, with 645 operating centers as of March 25, 1999. The Company franchises and operates Precision Tune Auto Care, Precision Auto Wash, and Precision Lube Express centers around the world.

        Cautionary Statement: The statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause Precision Auto Care Inc.'s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) the risks and uncertainties reflected and set forth in the text of this press release, (ii) the fact that Precision Auto Care Inc. and the companies it acquired on and subsequent to the date of its initial public offering have only recently conducted operations as a combined company, (iii) the seasonal nature of portions of the business, (iv) the highly competitive markets in which Precision Auto Care Inc. operations, (v) difficulties in integrating all of the businesses Precision Auto Care Inc. has acquired, (vi) risks associated with Precision Auto Care Inc.'s ability to continue its strategy of growth through acquisitions and (vii) risks associated with Company's ability to make or effect acquisitions in the future and to successfully integrate newly-acquired businesses into existing operations and the risks associated with such newly-acquired businesses. For a discussion of such risks and uncertainties which could cause actual results, performance or achievements to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year.

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